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Metris Receivables, Inc.                             Metris Master Trust                         Monthly Report
Certificateholder's Statement                        Series 1997-1                                        Feb-98
Section 5.2                              Class A        Class B       Class C       Class D          Total
(i)   Certificate Amount               616,250,000.00106,250,000.00 72,250,000.00 55,250,000.00   850,000,000.00
(ii)  Certificate Principal Distribut            0.00          0.00          0.00                           0.00
(iii) Certificate Interest Distribute    3,528,031.25    629,531.25    363,859.03                   4,521,421.53
(iv) Principal Collections              27,445,581.07  4,731,996.74  3,217,757.78  2,446,687.19    37,842,022.77
(v)  Finance Charge Collections         12,695,625.48  2,188,900.94  1,488,452.64  1,131,748.85    17,504,727.92
       Recoveries                          115,884.50     19,980.09     13,586.46     10,389.64       159,840.69
       Principal Account Earnings                0.00          0.00          0.00          0.00             0.00
       Accum. Period Reserve Acct. Ea            0.00          0.00          0.00          0.00             0.00
       Pre-Funding Account Earnings              0.00          0.00          0.00          0.00             0.00
         Total Finance Charge Collect   12,811,509.98  2,208,881.03  1,502,039.10  1,142,138.50    17,664,568.61
        Total Collections               40,257,091.05  6,940,877.77  4,719,796.88  3,588,825.68    55,506,591.38
(vi) Aggregate Amount of Principal Receivables                                                  2,824,337,235.49
       Invested Amount (End of Month)  616,250,000.00106,250,000.00 72,250,000.00 55,250,000.00   850,000,000.00
       Floating Allocation Percentage     21.8192782%    3.7619445%    2.5581223%    1.9562112%      30.0955562%
       Fixed/Floating Allocation Perc      N/A            N/A           N/A           N/A             0.0000000%
       Invested Amount (Beginning of   616,250,000.00106,250,000.00 72,250,000.00 55,250,000.00   850,000,000.00
       Average Daily Invested Amount                                                              849,648,026.46
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                           84.85% 2,492,100,224.10
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                         7.47%   219,394,042.85
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                        2.47%    72,622,513.05
       90 Days and Over (60+ Days Contractually Delinquent)                               5.21%   153,086,520.73
        Total Receivables                                                               100.00% 2,937,203,300.73
(viii) Aggregate Investor Default Amount                                                            7,539,043.52
         As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                     11.57%
(ix)  Charge-Offs                                0.00          0.00          0.00                           0.00
(x)   Servicing Fee                                                                                 1,304,109.59
(xi)  Pool Factor                           1.0000000     1.0000000     1.0000000
(xii) Unreimbursed Reallocated Principal Collections           0.00          0.00          0.00             0.00
(xiii) Excess Funding Account Balance                                                                       0.00
         Pre-Funding Account Balance                                                                        0.00
(xiv) Class C Reserve Amount                                                                                0.00
         Class C Reserve Account Balance                                                                    0.00
         Class C Trigger Event Occurrence                                                            None
(xv) Number of New Accounts Added to the Trust                                                                 0
(xvi) Average Net Portfolio Yield                                                                       15.5351%
(xvii) Minimum Base Rate                                                                                 8.8662%
(xviii) Principal Funding Account Balance                                                                   0.00
(xix) Accumulation Shortfall                                                                          N/A
(xx)  Scheduled Commencement date of the Accumulation Period                                      March 2001
        Accumulation Period Length                                                                    N/A
(xxi) Required Reserve Account Amount                                                                 N/A
        Available Reserve Account Amount                                                              N/A
        Covered Amount                                                                                N/A
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